As filed with the U.S. Securities and Exchange Commission on March 3, 2023
Registration No. 333-266762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 7
TO
FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Kabushiki Kaisha Lead Real Estate
(Exact name of registrant as specified in its charter)
Lead Real Estate Co., Ltd
(Translation of Registrant’s name into English)
Japan	1531	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6F, MFPR Shibuya Nanpeidai Building 16-11
Nampeidai-cho, Shibuya-ku
Tokyo, 150-0036, Japan
+81 03-5784-5127
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Lead Real Estate Global Co., Ltd.
6860 North Dallas Pkwy, Suite 200
Plano, TX 75024
972-381-2754
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Mitchell S. Nussbaum, Esq. Tahra T. Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 212-407-4000
Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
Lead Real Estate Co., Ltd is filing this Amendment No. 7 (this “Amendment No. 7”) to the Registration Statement on Form F-1 (Registration No. 333-266762), originally filed on August 11, 2022 (the “Registration Statement”), as an exhibit-only filing solely to file an updated consent of BF Borgers CPA PC as Exhibit 23.1. Accordingly, this Amendment No. 7 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 7. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

See Exhibit Index beginning on page II-1 of this registration statement.

(b)
Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.
EXHIBIT INDEX
Description
1.1**	Form of Underwriting Agreement
3.1**	Articles of Incorporation of the Registrant (English translation)
4.1**	Form of American Depositary Receipt (included in Exhibit 4.2)
4.2**	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the owners and holders of ADSs issued thereunder
5.1**	Opinion of Anderson Mori & Tomotsune regarding the validity of Ordinary Shares being registered
10.1**	English Translation of Form of Land Sales Contract
10.2**	English Translation of Form of Construction Contract
10.3**	English Translation of Form of General Intermediary Contract
10.4**	English Translation of Form of Exclusive Intermediary Contract
21.1**	Subsidiaries of the Registrant
23.1*	Consent of BF Borgers CPA PC
23.2**	Consent of Anderson Mori & Tomotsune (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
107**	Filing Fee Table

*
Filed herewith

**
Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on March 3, 2023.
Lead Real Estate Co., Ltd

By: /s/ Eiji Nagahara

Eiji Nagahara
President, Chief Executive Officer,
Representative Director, and Director
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Eiji Nagahara Name: Eiji Nagahara	President, Chief Executive Officer, and Representative Director and Director (Principal Executive Officer)	March 3, 2023
/s/ Daisuke Takahashi Name: Daisuke Takahashi	Chief Financial Officer (Principal Accounting and Financial Officer)	March 3, 2023
* Name: Takashi Nihei	Director	March 3, 2023
* Name: Hidekazu Hamagishi	Director	March 3, 2023
* Name: Masahiro Maki	Director	March 3, 2023

*By:
/s/ Eiji Nagahara

Name:
Eiji Nagahara
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in Plano, TX on March 3, 2023.
Lead Real Estate Global Co., Ltd.
Authorized U.S. Representative

By:
/s/ Darien Brown

Name: Darien Brown
Title: Director